STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION
The undersigned Incorporator, desiring to form a corporation under pursuant to the
General Corporation Law of the State of Delaware, hereby certifies as follows:
1. The name of the Corporation is ________________________________________
SMB SYSTEMS INTEGRATORS, INC.
_______________________________________________________________________

2. The Registered Office of the corporation in the State of Delaware is located at
16192 Coastal Hwy. Lewes, DE, US(street),
in the City of LEWES, County of SUSSEX
Zip Code 19958. The name of the Registered Agent at such address upon whom process against this corporation may be served is Harvard Business Services, Inc.,
16192 Coastal Hwy. Lewes, DE 19958
_______________________________________________________________________

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is
80,000,000 shares (number of authorized shares) with a par value of
$0.001 per share.

5. The name and mailing address of the incorporator are as follows:
Name Capital Advisory llc.
Mailing Address
16034 US HWY 19, HUDSON, FL US
 Zip Code 34667

By: /s/ Hamon Fytton
Incorporator
Name: Hamon Fytton
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